As filed with the Securities and Exchange Commission on July 1, 2002

                                                   Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                           CORECOMM HOLDCO, INC.
           (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                          13-4078506
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

                      110 East 59th Street, 26th Floor
                          New York, New York 10022
                               (212) 906-8485
           (Address, Including Zip Code, and Telephone Number of
                 Registrant's Principal Executive Offices)

                 -----------------------------------------

                CORECOMM HOLDCO, INC. 2001 STOCK OPTION PLAN
                          (Full Title of the Plan)

                 -----------------------------------------

                            Michael A. Peterson
 Executive Vice President - Chief Operating Officer and Chief Financial Officer
                           CoreComm Holdco, Inc.
                      110 East 59th Street, 26th Floor
                          New York, New York 10022
                               (212) 906-8485
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                 -----------------------------------------

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum   Proposed Maximum
          Title of Securities             Amount To Be     Offering Price        Aggregate          Amount of
           To Be Registered               Registered(2)      Per Share           Offering       Registration Fee
                                                                                   Price
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per         7,775,209          $1.00(3)        $7,775,209(3)        $716(3)
share, including the associated Rights      shares
to purchase Series A Junior
Participating Preferred Stock(1):
Shares subject to outstanding options
under the  CoreComm Holdco, Inc. 2001
Stock Option Plan (the "Plan")
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per           924,791          N/A(4)             N/A(4)             N/A(4)
share, including the associated Rights       shares
to purchase Series A Junior
Participating Preferred Stock(1):
Shares available for future grants
under the Plan
------------------------------------------------------------------------------------------------------------------
Total                                       8,700,000           N/A          $7,775,209           $716
                                             shares
------------------------------------------------------------------------------------------------------------------

(1) The rights (the "Rights") to purchase shares of our Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), initially are attached to and trade with the shares of our common stock, par value $0.01 per share (the "Common Stock"), being registered hereby. Upon the occurrence of specified events, our Series A Junior Participating Preferred Stock will be evidenced separately from the shares of our Common Stock. Value attributed to these rights, if any, is reflected in the market price of our Common Stock.

(2) This registration statement shall also cover pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of our Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, exchange of shares or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the exercise price of $1.00 per share covering 7,775,209 outstanding options.

(4) Computed in accordance with Rule 457(h)(1) under the Securities Act. Due to the fact that there is currently no market for our Common Stock and that at the most recent practicable date prior to the filing of the registration statement the book value of our Common Stock was negative, no filing fee has been submitted for these shares.



                 -----------------------------------------

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information*

Item 2        Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The Securities and Exchange Commission (the "Commission") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the Commission after the effective date of this prospectus will automatically update and supercede this information. We incorporate by reference any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we terminate the effectiveness of this registration statement. We are a successor issuer to CoreComm Limited pursuant to Rule 12g-3(a) of the Exchange Act and incorporate by reference the filings listed below which are the only any filings we previously made with the Commission under the Exchange Act.

         The following documents filed with the Commission are hereby incorporated by reference:

(a) Our prospectus, dated July 1, 2002, filed with the Commission pursuant to Rule 424(b) under the Securities Act and which constitutes a part of our registration statement on Form S-1 (Registration No.
333-82402).

(b) Our Form 8-K, dated July 1, 2002, disclosing that we are a successor issuer to CoreComm Limited and containing a description of the Common Stock and the Rights.

(c) Our Form 8-K, dated July 1, 2002, disclosing that we are a successor issuer to CoreComm Limited and containing a description of the Common Stock and the Rights.

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Winston Black, CoreComm Holdco, Inc., 110 East 59th Street, 26th floor, New York, NY 10022.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, this indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the court determines otherwise). Our charter and amended bylaws require us to indemnify our officers and directors to the full extent permitted by Delaware law.

              Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions, or (4) transactions from which a director derives an improper personal benefit. Our charter contains provisions limiting the liability of our directors to us and to our stockholders to the full extent permitted by Delaware law.

              Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any capacity as a director, officer, employee or agent, or arising out of his or her status as such. Our charter and amended bylaws provide that we may, to the full extent permitted by law, purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability that may be asserted against him or her and we currently maintain this insurance. We maintain liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors or officers, including claims brought under the Securities Act.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              The Exhibit Index is hereby incorporated by reference.

Item 9.       Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)    To include any material information
                                    with respect to the plan of
                                    distribution not previously disclosed
                                    in the registration statement or any
                                    material change to such information in
                                    the registration statement;

         provided, however, that paragraph (a)(1)(i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 1, 2002.

                                     CORECOMM HOLDCO, INC.


                                     By:  /s/ Michael A. Peterson
                                          -----------------------
                                           Name:  Michael A. Peterson
                                           Title: Executive Vice President -
                                                  Chief Operating Officer and
                                                  Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Peterson such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                        TITLE                                 DATE

                                     Chairman of the Board of Directors
   -----------------------------
           Barclay Knapp


         /s/ Thomas Gravina          President and Chief Executive                              July 1, 2002
   -----------------------------     Officer (Principal Executive Officer); Director
          Thomas Gravina


      /s/ Michael A. Peterson        Executive Vice President - Chief                           July 1, 2002
   -----------------------------     Operating Officer and Chief Financial Officer
        Michael A. Peterson          (Principal Financial Officer); Director



      /s/ Gregg N. Gorelick          Senior Vice President - Controller and                     July 1, 2002
   -----------------------------     Treasurer
         Gregg N. Gorelick


                                     Director, Chairman Emeritus
   -----------------------------
       George S. Blumenthal


       /s/ Ralph H. Booth, II        Director                                                   July 1, 2002
   -----------------------------
        Ralph H. Booth, II


       /s/ Alan J. Patricof          Director                                                   July 1, 2002
   -----------------------------
         Alan J. Patricof


                                     Director
   -----------------------------
           Warren Potash

                               EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

  4.1             CoreComm Holdco, Inc. 2001 Stock Option Plan
                  (incorporated by reference to Exhibit 10.1 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  4.2 Restated Certificate of Incorporation of CoreComm Holdco, Inc. (incorporated by reference to Exhibit 3.1 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  4.3 Certificate of Amendment to the Restated Certificate of Incorporation of CoreComm Holdco, Inc. (incorporated by reference to Exhibit 3.2 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  4.4 Certificate of Correction to Certificate of Amendment to the Restated Certificate of Incorporation of CoreComm Holdco, Inc. (incorporated by reference to Exhibit 3.3 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  4.5 Rights Agreement, dated as of December 17, 2001, by and between CoreComm Holdco, Inc. and Continental Stock Transfer & Trust Company, including form of rights certificate (incorporated by reference to Exhibit 4.2 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  4.6 Specimen common stock certificate (front and reverse side) (incorporated by reference to Exhibit 4.1 to CoreComm Holdco, Inc.'s registration statement on Form S-1, file no. 333-82402)

  5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the legality of the securities offered hereby

  23.1            Consent of Ernst & Young LLP

  23.2            Consent of BDO Seidman LLP

  23.3            Consent of PricewaterhouseCoopers LLP

  23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1 hereto)

  24.1            Power of Attorney (included on signature page hereto)